                                         EMPLOYMENT AGREEMENT

         THIS  AGREEMENT is made between  Farmland  Industries,  Inc.  (“Farmland”),  with its  principal  place of business at 3315 North Oak Trafficway, Kansas City, Missouri  64116, and John F. Berardi, (“Executive”).

         WHEREAS,  Executive  and Farmland  desire and agree to govern their  employment  relationship  by means of this Employment Agreement.

         NOW, THEREFORE,  in consideration of the promises and mutual covenants herein contained,  and for good and valuable  consideration,  the receipt and sufficiency of which is hereby  acknowledged,  it is mutually  covenanted and agreed by and between the parties as follows:

         1.       Position and Term.  Farmland  hereby  employs  Executive to serve as Executive Vice President and
Chief  Financial  Officer and in such other senior  management  positions as may be assigned from time to time. The period of employment  under this  Agreement  shall commence on September 1, 2000 and continue for a rolling two (2)
year period and shall be referred  to as the  “Employment  Period.”  In no event,  will such  Employment  Period be automatically  extended  beyond  Executive’s  65th birthday.  Executive’s  employment may be earlier  terminated by either party subject to the rights and  obligations  of the parties set forth  herein.  While  employed  hereunder,
Executive  will devote his best efforts to Farmland and shall  perform the duties of the position  outlined  herein and such  other  duties  as may be  reasonably  assigned  by  Farmland.  While it is  understood  and  agreed  that
Executive’s job capacities may change at Farmland’s  discretion,  Executive’s level of responsibility  shall not be substantially  reduced at any time.  Executive  shall not,  without the prior written  consent of Farmland,  render services of a business,  professional,  or commercial nature to any other person or firm,  whether for compensation or otherwise during the Employment Period.

         2.       Employment  at Will.  The  parties  acknowledge  this  Employment  Agreement  does not create any obligation  on  Executive’s  part to work for Farmland nor on  Farmland’s  part to employ  Executive  for any fixed period of time and that this  Employment  Agreement may be terminated  at any time with or without  cause,  subject only to the rights and obligations set forth herein.

         3.       Termination of Employment.

(a)      Death.  Executive’s employment shall terminate upon his death.

(b)      Termination by the Company

(i)      Without  Cause.  Farmland  may  terminate  Executive’s  employment,   at  any  time  and  for  any  reason
                  whatsoever,  without  cause,  effective  upon  delivery  of  written  notice  of  termination  to
                  Executive.

(ii)     For Cause.  Farmland may terminate Executive’s  employment at any time for Cause,  effective upon delivery of written  notice of termination  to Executive.  If such  termination by Farmland is asserted to be for Cause,  such  termination  notice  shall state the  grounds  constituting  Cause.  As used
                  herein,   “Cause”  shall  mean:  (a)  willful  misconduct  by  Executive  which  is  damaging  or detrimental  to the business and affairs of Farmland,  monetarily or otherwise,  as determined by the Chief  Executive  Officer in the  exercise of good faith  business  judgment;  (b) a material breach of this Employment  Agreement by Executive which is not “cured” by Executive  following at least thirty (30) days’ written  notice of such breach;  (c)gross  negligence in the execution of his material  assigned  duties;  (d) the  commission  by Executive  of any act  involving  fraud, dishonesty or moral  turpitude;  (e) the  indictment  for,  being bound over for trial  following preliminary  hearing,  or the  conviction of Executive of any felony in either a state or federal court  proceeding;  or (f)  failure  to  reasonably  perform  his duties  and  obligations  or to implement  policies and directions  promulgated by Farmland  following at least thirty (30) days’
                  written notice of such failure.

(iii)    Disability.  Farmland may terminate  Executive’s  employment if Executive  sustains a disability  which is serious  enough that  Executive is not able to perform the  essential  functions of his position, with or without  reasonable  accommodations,  as defined and if required by applicable  state and federal  disability  laws.  Executive shall be presumed to have such a disability if he qualifies to  begin  receiving  disability  income  insurance  payments  under  any  applicable  Long  Term
                  Disability  Income plan.  Further,  Executive  shall be presumed to have such a disability  if he is substantially incapable of performing his duties for a period of more than twelve (12) weeks.

(c)      Termination by Executive

(i)      Voluntary  Resignation.   Executive  may  terminate  his  employment  at  any  time  and  for  any  reason whatsoever, effective upon delivery of written notice of termination to Farmland.

(ii)     “Good Reason”  Resignation.  Executive may terminate  this contract and his  employment  for “Good Reason”
                  following at least thirty (30) days’  written  notice of the asserted  “Good Reason” to Farmland, if such “Good  Reason” is not then “cured” by  Farmland.  If such  termination  by  Executive is asserted  to be for “Good  Reason”,  such  termination  shall state the  grounds  that  Executive claims  constitutes  Good Reason.  As used herein, “Good Reason” shall mean a material breach of this  Employment  Agreement  by Farmland,  or a demotion  such that  Executive  does not serve in substantially the capacity described herein or a position of comparable responsibility.

         4.       Compensation.

(a)      Base Salary.  During his  employment,  Farmland  shall pay  Executive an initial“Base Salary” at the rate of Four Hundred Twelve Thousand Eighty Dollars ($412,080) per year,  commencing on the effective date of this Employment  Agreement, payable in accordance with  Farmland’s  regular  payroll  practices and policies.  Farmland shall annually review the amount of Base  Salary.  Any upward  adjustment  shall not require a written  amendment to this
         Employment Agreement.

(b)      Other  Compensation and Employee Benefits.  During the Employment  Period,  Executive shall be eligible to participate  in the  Company’s  variable pay and  long-term  incentive  compensation  programs.  Executive shall be entitled to participate in any additional  executive  compensation  programs and employee benefit plans  generally  applicable  to senior  management  employees  of the  Company  pursuant to the terms and
         conditions  of  such  programs  and  plans.   Nothing   contained  herein  shall  preclude  Farmland  from
         terminating or amending any such plan or program in its sole discretion.

         5.       Post-Termination Payments by Farmland.

(a)      Terminations  without Cause or Resignation for Good Reason.  In the event that  Executive’s  employment is terminated by Farmland  without Cause or by Executive for Good Reason,  and Executive  signs (and does not rescind,  as allowed by law) a Release of Claims in a form  satisfactory to Farmland which assures,  among other  things,  that  Executive  will not  commence  any  litigation  or other  claims  as a result of his employment or termination,  and agrees to honor all of Executive’s  other  obligations as required by this
         Agreement,  Farmland  will  provide  Executive  a  severance  payment  equal to two years Base  Salary and
         Executive  will be entitled to a pro-rata  payment  under any then existing  annual or long-term  variable pay or incentive plans or other bonus arrangements then in effect, if applicable objectives are achieved.

(b)      Termination  for Cause,  or Voluntary  Resignation.  If  Executive’s  employment is terminated by Farmland for Cause or by Executive as a Voluntary  Resignation,  Executive shall be entitled only to his rights (a)
         to receive the unpaid  portion of his Base  Salary,  prorated to the date of  termination,  (b) to receive reimbursement  for  any  ordinary  and  reasonable  business  expenses  for  which  he had  not  yet  been reimbursed,  (c) to receive  payment for accrued and unused  vacation days, (d) to receive  payments under
         Farmland’s  pension,  deferred  compensation  or other benefit plans in accordance  with the terms of such plans, and (e) to continue certain health insurance at his expense pursuant to COBRA.

6.       Other  Executive  Obligations.  Executive  agrees  that the  following  provisions  will apply  throughout
Executive’s  Employment  Period  and for  the  specified  post-employment  period,  regardless  of the  reason  for termination or resignation;

                  (a)      Nondisclosure   of   Confidential   Information.   Except  to  the  extent  required  in
         furtherance  of  Farmland’s  business in connection  with matters as to which  Executive is involved as an employee,  Executive will not, during the term of his employment and for an unlimited  period  thereafter, directly  or  indirectly:  (1)  disclose or furnish to, or discuss  with,  any other  person or entity any confidential  information concerning Farmland or its business or employees,  acquired during the period of his employment by Farmland;  (2)  individually or in conjunction  with any other person or entity,  employ or cause to be  employed,  any such  confidential  information  in any way  whatsoever  or (3) without the written  consent of  Farmland,  publish or deliver  any  copies,  abstracts  or  summaries  of any papers, documents, lists, plans, specifications or drawings containing any such confidential information.

                  (b)      Non-Interference.   Executive  will  not,  during  the  Employment  Period  and  for  an unlimited period  thereafter,  directly or indirectly  attempt to encourage,  induce or otherwise  solicit any employee or other  person or entity to breach any  agreement  with the Company or otherwise  interfere with  the  advantageous  business  relationship  of the  Company  with any  person  or  entity.  Executive specifically  agrees  not to  solicit,  on  Executive’s  own  behalf or on behalf of  another,  any of the
         Company’s  employees to resign from their  employment  with the Company in order to go to work  elsewhere.
         Executive  further  specifically  agrees  not to make any  disparaging  remarks  of any sort or  otherwise communicate any disparaging  remarks about the Company or any of its members,  equity holders,  directors, officers  or  employees,  directly or  indirectly,  to any of the  Company’s  employees,  members,  equity holders,  directors,  customers,  vendors,  competitors, or other people or entities with whom the Company has a business or employment relationship.

                  (c)      Non-Competition.   Executive   agrees  that  during  the  term  of  his  employment  and
         thereafter for a period of one (1) year,  Executive will not directly or indirectly  engage in or carry on a business that is in direct  competition  with any significant  business unit of Farmland as conclusively determined  by the President  and Chief  Executive  Officer.  Further,  Executive  agrees that during this same  period  of  time he  will  not  act as an  agent,  representative,  consultant,  officer,  director, independent  contractor or employee of any entity or  enterprise  that is in direct  competition  with any significant  business unit of Farmland as  conclusively  determined  by the President and Chief  Executive
         Officer.

                  (d)      Cooperation in Claims.  For an unlimited period  following his period of employment,  at the request of Farmland,  Executive  will  cooperate  with Farmland with respect to any claims or lawsuits by or against  Farmland  where  Executive has knowledge of the facts  involved in such claims or lawsuits.
         Executive  shall be entitled to  reasonable  compensation  for  Executive’s  time and expense in rendering such  cooperation.  Further,  Executive  will decline to  voluntarily  aid,  assist or cooperate  with any party who has claims or  lawsuits  against  Farmland,  or with their  attorneys  or agents.  Farmland  and
         Executive  both  acknowledge,  however,  that  nothing in this  paragraph  shall  prevent  Executive  from honestly testifying at an administrative  hearing,  arbitration,  deposition or in court, in response to a lawful and properly served subpoena in a proceeding involving Farmland.

                  (e)      Remedies.  The parties  recognize  and agree that,  because any breach by  Executive  of the  provisions  of this  Paragraph 6 would result in damages  difficult to ascertain,  Farmland  shall be entitled  to  injunctive  and other  equitable  relief to  prevent  a breach or  threatened  breach of the provisions  of this  Paragraph 6.  Accordingly,  the parties  specifically  agree that  Farmland  shall be entitled to temporary and permanent  injunctive  relief to enforce the  provisions of this Paragraph 6 and that such relief may be granted without the necessity of proving actual damages or irreparable harm.

                  (f)      Enforceability.   Executive  agrees  that  considering  Executive’s   relationship  with
         Farmland,  and given the terms of this Agreement,  the  restrictions and remedies set forth in Paragraph 6 are reasonable.  Notwithstanding  the foregoing,  if any of the covenants set forth above shall be held to be invalid or  unenforceable,  the remaining  parts thereof  shall  nevertheless  continue to be valid and enforceable  as though the invalid or  unenforceable  parts have not been included  therein.  In the event the  provisions  relating to time  periods  and/or  areas of  restriction  shall be declared by a court of competent  jurisdiction to exceed the maximum time periods or areas of restriction  permitted by law, then such time  periods  and areas of  restriction  shall be  amended  to become  and shall  thereafter  be the maximum  periods  and/or  areas  of  restriction  which  said  court  deems  reasonable  and  enforceable.
         Executive  also  agrees  that  Farmland’s  action  in not  enforcing  a  particular  breach of any part of
         Paragraph 6 will not prevent  Farmland from  enforcing any other  breaches  that Farmland  discovers,  and shall not operate as a waiver by Farmland against any future enforcement of a breach.

         7.       Notices.  Notices  hereunder  shall be in  writing  and  shall be  delivered  personally  or sent return receipt requested and postage prepaid, addressed as follows:

                  If to Executive:          John F. Berardi
                                                     c/o Farmland Industries, Inc.
                                                     3315 North Oak Trafficway
                                                     Kansas City, MO 64116

                  If to Farmland:           Robert W. Honse
                                                     President and Chief Executive Officer
                                                     Farmland Industries, Inc.
                                                     3315 North Oak Trafficway
                                                     Kansas City, MO 64116

                  with a copy to:                    Executive Vice President
                                                     Administrative Group and General Counsel
                                                     Farmland Industries, Inc.
                                                     3315 North Oak Trafficway
                                                     Kansas City, MO 64116

         8.       Binding  Agreement.  The provisions of this  Agreement  shall be binding upon, and shall inure to the benefit of, the respective heirs, legal representatives and successors of the parties hereto.

         9.       Missouri Law. This  Agreement  shall be governed by and construed in accordance  with the laws of the State of Missouri, unless otherwise pre-empted by federal law.

         10.      Captions and Section  Headings.  Captions and paragraph  headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

         11.      Invalid  Provisions.  If any  provision of this  Agreement  shall be unlawful,  void,  or for any reason  unenforceable,  it  shall  be  deemed  severable  from,  and  shall  in  no  way  affect  the  validity  or enforceability of, the remaining provisions of this Agreement.

         12.      Waiver of Breach.  The failure to enforce at any time any of the  provisions  of this  Agreement, or to  require at any time  performance  by the other  party of any of the  provisions  hereof,  shall in no way be construed to be a waiver of such  provisions or to affect either the validity of this  Agreement or any part hereof or the right of either party  thereafter to enforce each and every  provision in accordance  with the terms of this
Agreement.

         13.      Entire  Agreement.  This  Agreement  contains  the entire  agreement  between  the  parties  with respect to the subject matter hereof and supersedes all prior and contemporaneous  agreements,  representations and understandings  of the parties with respect  thereto.  No  modification  or amendment of any of the  provisions  of this Agreement shall be effective unless in writing  specifically  referring hereto and signed by Executive and the
Chief Executive Officer.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth above.

EXECUTIVE                                                    FARMLAND INDUSTRIES, INC.

By:  JOHN F. BERARDI                                         By:  ROBERT W. HONSE
---------------------------------                            -------------------------------------------
     John F. Berardi                                              Robert W. Honse
     Executive Vice President and                                 President and Chief Executive Officer
     Chief Financial Officer